SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

June 27, 2005

Date of report (Date of earliest event reported)

ON Semiconductor Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-30419	36-3840979
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

ON Semiconductor Corporation 5005 E. McDowell Road Phoenix, Arizona	85008
(Address of principal executive offices)	(Zip Code)

602-244-6600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05. Costs Associated with Exit or Disposal Activities.

On June 27, 2005, ON Semiconductor Corporation (“Company”) committed to plans to eliminate several positions as part of its ongoing strategy to consolidate manufacturing capabilities at key sites and to drive economies of scale. In connection with these cost reduction programs, the Company will eliminate approximately 150 positions worldwide resulting in total pre-tax charges in the range of $3.2 million to $3.7 million. These cost reduction programs include:

•	General worldwide work force reductions of approximately 70 employees. The general work force reductions will result in pre-tax charges of approximately $2.0 million to $2.5 million for one-time termination benefits in the second quarter of 2005.

•	Transfer of wafer fabrication manufacturing operations from Malaysia to the United States, resulting in work force reductions of approximately 80 employees in Malaysia. These work force reductions will result in pre-tax charges of approximately $1.2 million for one-time termination benefits in the second quarter of 2005.

These employee terminations and the related benefit payments are expected to be completed by the end of the fourth quarter of 2006. On June 28, 2005, the Company announced, via a news release, certain additional details associated with the above cost reduction programs.

Item 7.01. Regulation FD Disclosure.

The following information is furnished pursuant to Item 7.01, “Regulation FD Disclosure.”

On June 28, 2005, the Company announced, via a news release, the continued consolidation of its wafer fabrication facilities, its operational improvement strategy, and certain additional details associated with its cost reduction programs. A copy of the Company’s news release is attached hereto as Exhibit 99 and is incorporated herein by reference.

The information in this report (including its exhibit) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to liability of that section. The information in this report (including its exhibit) shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

This report (including its exhibit) includes “forward-looking statements” as that term is defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical fact are statements that could be deemed forward-looking statements and are often characterized by the use of words such as “believes,” “expects,” “estimates,” “projects,” “may,” “will,” “intends,” “plans,” or “anticipates,” or by discussions of strategy, plans or intentions. In this report (including its exhibit), forward-looking information relates to the factory utilization, restructuring charges, operating leverage, headcount reductions, expected savings, and similar matters. All forward-looking statements in this report (including its exhibit) are made based on management’s current expectations and estimates, which involve risks, uncertainties and other factors that could cause results to differ materially from those expressed in forward-looking statements. Among these factors are changes in overall economic conditions, the cyclical nature of the semiconductor industry, changes in demand for our products, changes in inventories at our customers and distributors, technological and product development risks, availability of raw materials, competitors’ actions, pricing and gross margin pressures, loss of key customers, order cancellations or reduced bookings, changes in manufacturing yields, control of costs and expenses, significant litigation, risks associated with acquisitions and dispositions, risks associated with

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our substantial leverage and restrictive covenants in our debt agreements, risks associated with our international operations, the threat or occurrence of international armed conflict and terrorist activities both in the United States and internationally, risks and costs associated with increased and new regulation of corporate governance and disclosure standards (including pursuant to Section 404 of the Sarbanes-Oxley Act of 2002), and risks involving environmental or other governmental regulation. Additional factors that could affect the company’s future operating results are described in our Form 10-K for the year ended December 31, 2004 under the caption “Trends, Risks and Uncertainties” in the MD&A section, and other factors are described from time to time in our subsequent SEC filings. Readers are cautioned not to place undue reliance on forward-looking statements. We assume no obligation to update such information.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired

Not applicable.

(b) Pro Forma Financial Information

Not applicable.

(c) Exhibits

The following exhibit is furnished as part of this report:

Exhibit No.	Description
99	News release for ON Semiconductor Corporation dated June 28, 2005, announcing the continued consolidation of its wafer fabrication facilities, its operational improvement strategy, and certain additional details associated with its cost reduction programs

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ON SEMICONDUCTOR CORPORATION
(Registrant)

Date: June 29, 2005	By:	/s/ GEORGE H. CAVE
	Name:	George H. Cave
	Title:	Senior Vice President, General Counsel,
Chief Compliance & Ethics Officer
and Secretary

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EXHIBIT INDEX

Number	Description
99	News release for ON Semiconductor Corporation dated June 28, 2005, announcing the continued consolidation of its wafer fabrication facilities, its operational improvement strategy, and certain additional details associated with its cost reduction programs

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